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                                                                    Exhibit 10.6

                                   AGREEMENT

     AGREEMENT, made and entered into this 1st day of August, 1996 by and between ARAMARK Leisure Services, Inc., a Delaware corporation with offices located at ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107 (hereinafter "ARAMARK"), and Red Bell Brewery & Pub Company, a Pennsylvania corporation with offices located at 3100 Jefferson Street, Philadelphia, PA 19121 (hereinafter "Red Bell").

                              W I T N E S S E T H:
     WHEREAS, ARAMARK currently leases from Spectrum Arena Limited Partnership (hereinafter "SALP"), certain premises located in the CoreStates Center (hereinafter the "Facilities") as more fully set forth in that certain Lease Agreement dated the 12th day of July, 1994 (hereinafter the "ARAMARK Lease Agreement"); and

     WHEREAS, Red Bell desires to open a brewery and brew pub portion of the Facilities as more fully described on the plan attached hereto as Exhibit "A" (the "Brewery and Brew Pub Premises" or the "Premises"; and

     WHEREAS, ARAMARK desires to amend the ARAMARK Lease Agreement to provide for the deletion therefrom of the Premises for the term of this Agreement in order to permit Red Bell to sublease such Premises from SALP; and

     WHEREAS, the parties hereto desire to develop a mutually beneficial business relationship between them and to commemorate in writing their understandings relating thereto.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   TERM.

          1.1 This Agreement shall be for an initial term of ten (10) years (the "Initial Term"), commencing on the date set forth in Paragraph 1.3 hereinbelow. Red Bell shall have the option(s)
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to extend the Initial Term of this Agreement for two successive, additional periods of five (5) years each by giving written notice thereof to ARAMARK at least one hundred twenty (120) days prior to the expiration of the Initial Term (or first extension period, as applicable) (the "Extension Notice[s]"), which extension(s) shall each become effective unless ARAMARK notifies Red Bell to the contrary, in writing, within thirty (30) days after receipt of the Extension Notice(s).

     1.2  This Agreement shall be conditioned upon:

          (a) Red Bell obtaining for its use a the Brewery and Brew Pub Premises all governmental approvals, consents, licenses and permits (the
"Red Bell Approvals") which are desired and/or necessary to construct and operate both a brewery at the brewery portion of the Premises and a brew pub at the brew pub portion of the Premises. The Red Bell Approvals shall include, but shall not be limited to, issuance by the Pennsylvania Liquor Control Board (the "PLCB") of a new Brewery license (i.e., a "G" License") and new Brew Pub license (i.e., a "GP" License) to Red Bell (each on a prior approval and then final approval basis) for use at the Premises; and

          (b) Red Bell obtaining a sublease to the Premises (the "Red Bell Lease Agreement") from SALP, upon terms fully satisfactory to Red Bell, ARAMARK and SALP which shall provide, inter alia, for the sublease of such Premises only for the term of this Agreement with the understanding that upon the expiration or sooner termination of the Initial Term or any extension thereof, the Red Bell Lease Agreement shall be of no further force and effect and the ARAMARK Lease Agreement automatically shall be amended further to include the Premises with no additional change in the terms of such ARAMARK Lease Agreement; and

          (c) ARAMARK obtaining an amendment to the ARAMARK Lease Agreement (the "Amendment") from SALP, upon terms fully satisfactory to ARAMARK and SALP.

     1.3 The Initial Term shall commence upon the date (the "Commencement Date") that Red Bell receives from the City of

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Philadelphia a Certificate of Occupancy; provided, however, that if said
Certificate of Occupancy is temporary in nature, the Initial Term shall nevertheless commence upon the issuance thereof providing those items remaining to be completed may be so completed without substantial interference with the operation of the Brewery and Brew Pub.

          1.4 At any time after that date which is five (5) years following the commencement of the Initial Term, and provided it is not then in default hereunder, ARAMARK but not Red Bell may terminate this Agreement by giving sixty
(60) days prior written notice thereof (the "Early Termination Notice"), which termination shall become effective sixty (60) days after Red Bell's receipt of such Early Termination Notice. For the time period between the date of the Early Termination Notice until the effective date of such termination, the parties shall continue to perform their duties under this Agreement, in the usual manner as if and as though no such Early Termination Notice were given. ARAMARK shall pay a termination fee to Red Bell (the "Early Termination Fee"), which shall be equal to the then unamortized balance of the Red Bell Contribution (as defined and referred to in Paragraphs 3.1 and 3.3). The Early Termination Fee shall be paid upon the effective date of such early termination.

          1.5 Notwithstanding anything herein to the contrary, this Agreement automatically shall expire upon the termination for any reason whatsoever of the ARAMARK Lease Agreement, including the uncured default thereunder by ARAMARK.

          1.6 In the event this Agreement is automatically terminated as a result of the termination of the ARAMARK Lease Agreement, Red Bell shall have no claims against ARAMARK as a result of such termination; provided, however, that in such event, Red Bell shall be entitled to receive from ARAMARK the Early Termination Fee, which shall be due upon the effective date of such termination.

     2.   PLCB APPLICATIONS.

          Red Bell agrees to apply for, file and prosecute the Red Bell Approvals including without limitation the respective


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PLCB applications, in a timely fashion and manner, and further agrees to cooperate with all governmental authorities in supplying any and all documentation required thereby to seek to accomplish any and all licensing transactions described herein.

     3.   CONSTRUCTION AND FIT-OUT OF BREWERY AND BREW PUB PREMISES.

          3.1 Red Bell shall pay or cause its corporate parent to pay to ARAMARK the amount of Six Hundred Thousand Dollars ($600,000) as Red Bell's contribution (the "Red Bell Contribution") towards completion of construction and fit-out of the Premises, including the acquisition and installation of the microbrewing equipment and the furnishings, fixtures, equipment and other leasehold improvements (collectively referred to as the "Improvements") in accordance with the agreed upon plans and specifications (the "Plans") detailed in Exhibit "B" hereto. No change shall be made to the Plans without the prior approval of both parties. The Red Bell Contribution shall be paid to ARAMARK no later than twenty-eight (28) days following the effective date hereof.

          3.2  Title to the Improvements shall be vested in ARAMARK.

          3.3 The Red Bell Contribution shall be amortized on a straight-line basis over a period of eight (8) years from the date the Red Bell Contribution is paid to ARAMARK.

          3.4 ARAMARK shall contribute the amount of One Hundred Thirty Thousand Dollars ($130,000) (the "ARAMARK Contribution") toward the completion of the Improvements.

          3.5 Red Bell shall be responsible for any costs necessary for completion of the Improvements in excess of the sum of the Red Bell Contribution and the ARAMARK Contribution, subject to the parties first reaching agreement on a mutually satisfactory arrangement whereby Red Bell shall be permitted a recovery of such additional costs. The amount of such additional costs shall be added to the Red Bell Contribution.


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     4.   DUTIES OF ARAMARK.

          4.1 During the Initial Term and any extension thereof, ARAMARK shall serve as Consultant for the food and beverage service at the Brew Pub and shall undertake to operate such food and beverage business of the Brew Pub in such manner as ARAMARK reasonably deems necessary and appropriate for the profitable operation of the Brew Pub Business, subject only to the terms, conditions and provisions hereof. ARAMARK shall be responsible for all aspects of the food and beverage service of the Brew Pub, including by way of illustration and not of limitation, purchasing necessary food and beverage items; maintaining and repairing all equipment and facilities; and supervising all personnel assigned to the Premises.

          4.2 ARAMARK will provide (on behalf of Red Bell) food and non-alcoholic beverages and will serve malt and brewed beverages to the Brew Pub in a first-class manner consistent with the operation of comparable dining facilities.

          4.3 ARAMARK agrees that it will cause the food and beverage service at the Brew Pub to be operated in accordance with all statutes, ordinances, laws, rules, regulations, orders and requirements of any Federal, State or local government and appropriate departments, commissions, boards and having jurisdiction in the matter respecting the use or manner of use of the Brew Pub and the maintenance and operation thereof, including specifically (by way of example and not by way of limitation) compliance with the Pennsylvania Liquor Code and all applicable PLCB regulations.

          4.4 ARAMARK shall, throughout the term hereof, make all necessary or appropriate repairs required to keep and maintain the Premises and all systems, equipment and apparatus appurtenant thereto and used in connection therewith in good order and condition. Any repairs and any labor performed and materials furnished in or about the Brew Pub Premises in accordance with the provisions hereof shall be performed and furnished in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted

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municipal authorities or other governmental bodies having jurisdiction over the
Premises and the requirements of any Board of Underwriters having jurisdiction thereof.

          4.5 ARAMARK (with the consent and approval of Red Bell) shall determine the dates upon which the Brew Pub will be open for the service of food and beverages in a manner which will reflect customer demand reasonably anticipated by ARAMARK and the nature of events which take place at the Facilities.

     5.   OVERSIGHT OF THE BREW PUB BY ARAMARK.

          5.1  ARAMARK agrees to oversee the Brew Pub and promote the Red
Bell name in a professional and first-class manner. Authorized representatives of Red Bell shall, in addition to and as part of their duties set in Paragraph 6.1, have the right to supervise operation of the Brew Pub to seek to ensure compliance with this Agreement and the standards set hereby by ARAMARK and the employees which ARAMARK shall manage. If non-compliance is observed, Red Bell shall notify ARAMARK and ARAMARK shall immediately cease all activity complained of which is not in accordance with the terms of this Agreement, and shall continue to refrain from such activity until such time as the parties shall otherwise agree on the activity to be engaged in by ARAMARK.

          5.2 Red Bell and ARAMARK shall agree upon the design of the uniforms worn by Brew Pub personnel and the general decor of the Brew Pub (provided, however, that said uniforms shall not be the standard uniforms currently provided to ARAMARK food service employees).

          5.3 Subject to the foregoing, and under the supervision of Red Bell, ARAMARK shall have the authority to determine the mode and method of advertising, merchandising, promoting, manufacturing, selling and distributing all of the products subject to this Agreement and the authority to fix the prices, discounts and terms of sale to all purchasers thereof (subject nevertheless to applicable law).

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         5.    DUTIES AND RED BELL.

               6.1 Red Bell shall manufacture beer for the Brew Pub in accordance with Paragraph 7 below. Red Bell shall also assign to the Premises its representatives (who, for the purposes of this Agreement, shall be independent contractors and not employees either of ARAMARK or Red Bell) (the "Supervisors") who shall supervise ARAMARK and shall assist ARAMARK in seeking to optimize sales performance and operations of the Brew Pub; the advertising and promotion thereof; and the advertising, sale, promotion, and merchandising of products (including, without limitation, Red Bell beer(s)) sold therein. ARAMARK and Red Bell shall mutually agree upon the number of Supervisors assigned to the Premises; their respective hours on duty at the Premises; and the amounts to be paid to such Supervisors for the services and advice provided to ARAMARK. The agreed upon cost of the Supervisors shall be paid directly by ARAMARK and charged against Gross Operating Revenues.

               6.2 Red Bell shall actively participate in the selection of Brew Pub employees and ARAMARK shall give consideration to Red Bell's preferences unless such preferences causes undue financial costs.

               6.3 In furnishing services hereunder, the Supervisors shall be acting as independent contractors in relation to ARAMARK. Accordingly, the Supervisors shall have no authority to act for on behalf of ARAMARK or to bind ARAMARK without its prior written consent and shall not be considered as having employee status for the purpose of any employee benefit plan applicable to ARAMARK's employees generally.

               6.4 The parties hereto understand and acknowledge that during the term of this Agreement. Supervisors, for the fulfillment of their duties and responsibilities hereunder, will and/or may learn and acquire certain trade secrets and confidential information relative to ARAMARK's business including, without limitation, customer lists, operating procedures and systems, prices and costs, product information, information relative to suppliers and sources for products and

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services, advertising and promotional methods and materials, contractual and other arrangements between ARAMARK and others, and other information and materials which ARAMARK might reasonably wish to have not used and/or disclosed by others because of the potential adverse competitive consequences to ARAMARK from such use and/or disclosure, all of the foregoing being herein referred to as "confidential information." Supervisors shall not directly and/or indirectly divulge, and/or permit to be known and/or acquire any confidential information either during and/or after termination or expiration of this Agreement, for whatever reason, except to the extent required by law, and/or for a purpose and of a nature specifically authorized by ARAMARK.

               6.5 The parties hereto understand and acknowledge that during the term of this Agreement, ARAMARK, by and through its officers, directors, shareholders, agents and/or employees (hereinafter collectively the "ARAMARK Agents"), will and/or may learn and acquire certain trade secrets and confidential information relative to Red Bell's business including, without limitation, customer lists, operating procedures and systems, prices and costs, product information, information relative to suppliers and sources for products and services, advertising and promotional methods and materials, contractual and other arrangements between Red Bell and others, and other information and Materials which Red Bell might reasonably wish to have not used and/or disclosed by others because of the potential adverse competitive consequences to Red Bell from such use and/or disclosure, all of the foregoing being herein referred to as "confidential information." The ARAMARK Agents shall not directly and/or indirectly divulge, and/or permit to be known and/or acquire any confidential information either during and/or after termination or expiration of this Agreement, for whatever reason, except to the extent required by law, and/or for a purpose and of a nature specifically authorized by Red Bell.

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     7.   Manufacturing Requirements.

          7.1 During the term of this Agreement, Red bell shall manufacture and deliver to the Brew Pub, one hundred (100%) percent of the Brew Pub's annual requirements of beer for retail sale. The price of such retail sale shall be determined at the sole discretion of ARAMARK.

          7.2 The parties shall mutually agree upon a procedure whereby ARAMARK designates the beer style and type to be manufactured by Red Bell and informs Red Bell in advance of approximate production volume and time requirements, if any. The parties acknowledge and understand that manufacture of lagers (instead of ales) requires additional storage time and may result in diminished production capacity of Red Bell.

          7.3 If ARAMARK requests production of more barrels of beer than Red Bell can reasonably manufacture during any given year from the Brewery Premises, Red Bell shall not be in default hereunder provided that Red Bell promptly fulfills such excess requirements with beer from any other facility which it or any parent, subsidiary or affiliate owns, and ARAMARK shall purchase such excess requirements from Red Bell at a barrel charge reflective of actual costs of production and shipping to Red Bell, which per barrel charge shall not in any event exceed the then prevailing wholesale charge for the amounts and types of beer required by ARAMARK.

     8.   Operating Accounts; Compensation To ARAMARK.

          8.1 All Gross Operating Revenues derived from the sale of food and/or beverages at the Brew Pub shall be deposited by ARAMARK in one or more operating accounts titled in the name of Red Bell under its employer identification number. "Gross Operating Revenues" shall be defined as all cash and credit card receipts collected by ARAMARK from the operation of the Brew Pub. Red Bell shall not be entitled to withdraw funds from such account nor shall Red Bell be entitled to pledge, assign or hypothecate the funds in such account. ARAMARK shall be entitled to withdraw amounts from such account in accordance with the terms set forth in this Agreement.


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          8.2  ARAMARK shall be obligated to pay from Gross Operating Revenues all operating expenses incurred by it in providing supervisory services hereunder together with reimbursement to Red Bell for the Supervisors assigned to the Premises (collectively referred to as "Operating Expenses"). Operating Expenses shall include, but not be limited to all payroll taxes and taxes of every kind and nature related to the operation of the businesses at the Premises; the cost of all food and beverage charges; supplies; trash removal; advertising; equipment rentals; fees for any and all business licenses; repairs and maintenance of every kind and nature; the cost of insurance, including workers' compensation coverage; and all employee personnel and payroll costs. ARAMARK shall also be entitled to reimbursement from Gross Operating Revenues of an amount equal to Two Percent (2%) of such Gross Operating Revenues as an allowance for its general and administrative costs.

          8.3 To the extent that Gross Operating Revenues exceeds the sum of Operating Expenses and the amounts paid to Red Bell pursuant to Paragraph 10.1, ARAMARK shall be entitled to retain the full amount of such excess Gross Operating Revenues.

     9.   Non-Beer Inventory.

          ARAMARK will purchase and maintain at all times an adequate inventory of supplies, food stuffs and non-alcoholic beverages and shall pay the same from the operating accounts established hereunder.

     10.  Payment to Red Bell.

          Red Bell shall be entitled to receive from Gross Operating Revenues without notice, demand, deduction or setoff, the sum of SEVENTY FIVE THOUSAND ($75,000.00) DOLLARS annually; in six (6) CONSECUTIVE MONTHLY INSTALLMENTS OF TWELVE THOUSAND FIVE HUNDRED ($12,500.00) DOLLARS each commencing October 30th of each year and payable thereafter on the last calendar day of each of the next five (5) subsequent, successive months.

     11.  Employees.
          11.1 All non-supervisory employees, other than the on-site Supervisors, shall be employees of Red Bell. ARAMARK


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agrees to pay, on behalf of Red Bell, the personnel and payroll costs related to to such Red Bell employees and the cost thereof shall be included in Operating Expenses.
     11.2 ARAMARK acknowledges that it has received copies of all current union contracts entered into by and between Red Bell, as employer, and Union Locals ________(the "Union Contract"). ARAMARK agrees that it will cause the Brew Pub to comply with all of the terms, provisions, and obligations of the Union Contract during the term of this Agreement and that it will not cause the Brew Pub or Red Bell to be in breach or default thereunder.
     12.  OTHER WHOLESALE SALE.
          Subject to its obligation to meet the manufacturing requirements of ARAMARK hereunder, the Brewery is expressly permitted to sell its beer at wholesale to other vendors outside of the Facilities; provided, however, that all receipts therefrom shall be included in Gross Operating Revenues.
     13.  NON-COMPETITION.
          During the term of this Agreement, ARAMARK shall not engage or participate, by Agreement or directly, in the ownership, lease or sublease, of a business or premises, which is (or at which is conducted) a brewery, brew pub, or microbrewery, out as such, at any location within the Facilities.
     14.  COOPERATIVE PROMOTION.
          ARAMARK agrees to diligently promote the "Red Bell" name, advertise and market the Brew Pub and Red Bell products and enhance Red Bell's image and reputation in connection with the Brew Pub.
     15.  TRANSPARENT VIEWING AREA.
          The construction of the Brew Pub and Brewery Premises shall include a transparent but solid area on the wall separating the Brew Pub and Brewery Premises (which shall at all times remain unobstructed) of dimensions acceptable to Red Bell so as to permit patrons in the Brew Pub to clearly view the interior Brewery.


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     19.  EVENTS OF DEFAULT--ARAMARK
          The occurrence of any of the following events shall constitute a default on the part of ARAMARK hereunder ("Event of Default"):
          (a) If there occurs any breach, failure or violation by ARAMARK of a non-monetary nature in the performance of any of its obligations, covenants or warranties under this Agreement, and such breach, failure or violation continues uncorrected for a period of ten (10) consecutive days after written notice\ thereof from Red Bell to ARAMARK unless within said ten (10) day period ARAMARK has taken substantial steps to cure said non-monetary default and diligently pursues the curing of same to its completion;
          (b) If payment of any sums due from ARAMARK to Red Bell shall not be paid when due, and shall continue unpaid for a period of fifteen (15) days after such date;
          (c) If there occurs a "prohibited transfer" by ARAMARK pursuant to Paragraph hereinbelow; or
          (d) ARAMARK shall enter into a Chapter 7 liquidation proceeding, whether voluntarily or involuntarily.
     20. REMEDIES OF RED BELL.
          Upon the occurrence of an Event of Default by ARAMARK which remains uncured pursuant to the terms of this Agreement, Red Bell may terminate this Agreement , whereupon: (a) ARAMARK shall pay to Red Bell the Early Termination Fee; (b) ARAMARK shall immediately return to Red Bell all untapped barrels of beer and all products bearing the name Red Bell or any name owned by the parent, subsidiary or affiliate thereof, and shall cease all advertising of the same (provided, however, that the value of such untapped barrels returned to Red Bell, determined on a wholesale basis, will be credited against the amount of the Early Termination Fee); and (c) Red Bell shall have no rights to any of the Red Bell Improvements. Red Bell shall further have such rights and remedies afforded it by law or in equity.


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     21.  INSURANCE.
          21.1 ARAMARK shall be responsible to maintain as an Operating Expense insurance coverages with regard to the operation of the Brew Pub and Brewery in the types and amounts required by the ARAMARK Lease Agreement (as to liability insurance), and in an amount at least equal to the Improvements (as to casualty insurance). Red Bell and ARAMARK shall each be named as insureds as their interests may appear. ARAMARK shall provide Red Bell with a certificate of insurance confirming such coverages.
          21.2 Red Bell (and/or its corporate parent) shall maintain, at its or their own expense, an "umbrella" policy or policies of liability insurance in the aggregate amount of Two Million ($2,000,000.00) Dollars, which policy(ies) shall cover, inter alia, the Premises.
     22.  INDEMNIFICATION AND INSURANCE.
          Red Bell shall not be responsible for and is hereby relieved from all liability for any damage, expense, cause of action, suits, demands, judgments and claims of any nature whatsoever arising from or by reason of any injury to any person or persons or any damage to any property which may arise from any cause or other condition in or about the Brew Pub or any part thereof or in any manner growing out of or connected with the performance by ARAMARK of its services hereunder during the term of this Agreement or any renewal or extension hereof. ARAMARK hereby agrees to protect, indemnify and save Red Bell harmless from and against all of the aforesaid.
     23.  PROHIBITED TRANSFERS.
          Without the prior, express written consent of the other, neither party to this Agreement shall assign this Agreement or its rights hereunder, nor shall either party hereto engage in a transfer in bulk of its assets located at the Premises, or remove such assets from the Premises other than in the ordinary course of either the Brew Pub or Brewery business, as applicable. Each of the foregoing shall constitute a

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"prohibited transfer" and any agreement contemplating such a prohibited transfer shall be void ab initio.
     24.  MISCELLANEOUS.
          24.1 This Agreement (including any Addenda made a part hereof) sets forth the entire understanding and agreement by and between the parties hereto and supersedes any prior agreements, written or oral. There are no agreements, conditions, representations, statements, or understandings by the parties except as herein set forth.
          24.2 This Agreement shall be binding upon and shall inure to the benefit of, the parties' respective heirs, successors, and permitted assignees.
          24.3 This Agreement may not be modified and/or amended in any respect whatsoever except by written instrument executed by both parties hereto, and any purported modification and/or amendment other than that as aforesaid shall be null and void.
          24.4 The headings at the beginning of each Paragraph are inserted solely for convenience of reference, and such headings shall not be deemed to constitute any substantive portion of this Agreement or affect or be used in the interpretation and/or in construction of any provision of this Agreement.
          24.5 This Agreement is made in the Commonwealth of Pennsylvania and shall in all respects and aspects be governed in accordance with the laws of the Commonwealth of Pennsylvania.
          24.6 Any judicial or other proceeding brought relative to this Agreement shall be brought in the Court of Common Pleas of Philadelphia County or, if jurisdiction pertains, in the United States District Court for the Eastern District of Pennsylvania.
          24.7 No waiver of any provisions of or default under this Agreement shall affect the right of any parties thereafter to enforce said provision or to exercise any right or remedy in respect to said default or any other defaults, whether or not similar to the default waived.

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"Permitted Delay"), such party shall be excused for the period of time equivalent to the delay caused by such Permitted Delay.

     Notwithstanding the foregoing, any extension of time for a Permitted Delay shall be conditioned upon the party seeking an extension of time delivering written notice of such Permitted Delay to the other party within ten (10) days of the event causing the Permitted Delay, and the maximum period of time which a party may delay any act or performance of work due to a Permitted Delay shall be sixty (60) days.

     26.  NO JOINT VENTURE.

     The parties herein are not co-venturers or joint ventures or partners. Nothing herein shall be deemed or construed to create any such relationship(s) between them.

     27.  VALIDITY OF AGREEMENT.

     The invalidity and or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. This Agreement may be executed in counterparts, each of which shall constitute the original Agreement and have the same force, effect, and validity thereof, but all of which shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first written above.


RED BELL BREWERY AND                   ARAMARK LEISURE SERVICES, INC.
PUB COMPANY ("Red Bell")               ("ARAMARK")


By: /s/ Red Bell Brewing Co.           By:
    -------------------------------        ---------------------------------
    Name:      James R. Bell               Name:
           ------------------------               --------------------------
    Title: President/CEO                   Title:
           ------------------------               --------------------------
                                                  Area President

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